SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                March 10, 2008
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                             ALL-AMERICAN SPORTPARK, INC.
             ----------------------------------------------------
             Exact name of Registrant as Specified in its Charter


         Nevada                   0-024970                  88-0203976
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         6730 South Las Vegas Boulevard, Las Vegas, NV  89119
         ----------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (702) 798-7777
             --------------------------------------------------
             Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     On March 10, 2008, the President and Principal Financial and Accounting Officer of All-American SportPark, Inc. (the "Company") concluded that the previously issued financial statements contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007; June 30, 2007 and September 30, 2007 should not be relied upon because of the accounting errors contained therein. In particular the Company has determined that it has not correctly account for its land lease in accordance with Statement of Financial Accounting Standards No. 13 - Accounting for Leases ("SFAS 13"). SFAS 13 provides that operating leases with fixed rent escalations should be recognized on a straight-line basis over the lease term. The Company's President and Principal Financial and Accounting Officer made the determination based on information provided by L.L. Bradford & Company, LLC, the Company's independent registered public accounting firm, on March 10, 2008.

     The Company does not have an audit committee. The Company discussed the matters set forth herein with L.L. Bradford & Company, LLC, the Company's independent registered public accounting firm.

      The Company intends to file an amendment to its Annual Report on Form 10-KSB for the year ended December 31, 2006 and to its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007; June 30, 2007 and September 30, 2007, which will contain restated financial statements.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ALL-AMERICAN SPORTPARK, INC.


Date:  March 14, 2008                  By: /s/ Ronald S. Boreta
                                           Ronald S. Boreta, President